Exhibit 99.1

BankAtlantic Bancorp Reports Financial Results

For the First Quarter, 2011

FORT LAUDERDALE, Florida — April 25, 2011 — BankAtlantic Bancorp, Inc. (NYSE: BBX) today reported a net loss of ($22.9) million, or ($0.37) per diluted share, for the quarter ended March 31, 2011, compared to a net loss of ($20.5) million, or ($0.42) per diluted share, for the quarter ended March 31, 2010. BankAtlantic’s net loss was ($16.4) million for the first quarter of 2011, compared to a net loss of ($17.1) million for the first quarter of 2010.

BankAtlantic Bancorp’s Chairman and Chief Executive Officer, Alan B. Levan, commented, “Over the last several months, it appears that the decline in commercial real estate valuations in Florida has begun to stabilize and in some areas real estate valuations have actually improved. Unemployment levels in the state have stabilized or improved. As the economic picture in Florida gets brighter, the prospects for BankAtlantic become brighter as well. Losses are down (the quarter’s results represent the lowest quarterly loss for BankAtlantic since the third quarter of 2008), provisions and charge-offs have declined, and fewer loans are migrating to default status. Deposits continue to grow, leverage is low, and nonperforming assets are down. And our capital ratios, which have been generally stable since the downturn began in 2006, are expected to improve during the second quarter of 2011 as a result of the pending sale of BankAtlantic’s Tampa branches.

“We believe our continued focus on the fundamentals of Capital, Credit and Core Earnings, combined with the cautious optimism for the Florida economy, will result in a brighter outlook for BankAtlantic, particularly once the impairments resulting from lower valuations on collateral subside as the economy recovers.

Highlights of the BankAtlantic Operating Segment

•

“Despite the challenges in the Florida economy, core operating earnings (1) have remained strong ranging from $51 million for the full year 2007 to $47 million for the full year 2010. For the first quarter of 2011, core earnings were $11.6 million versus $15.8 million for the first quarter of 2010 and $8.3 million for the fourth quarter of 2010.

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•

“Core deposits (2) increased from $2.3 billion at December 31, 2007 to $2.8 billion at December 31, 2010. Core deposits for the first quarter of 2011 increased to $3.0 billion and we believe there is opportunity for continued growth of this low cost funding source in our markets as BankAtlantic remains one of the larger community banks in our markets.

•

“Total cost of deposits decreased from 2.15% in the fourth quarter of 2007 to 0.47% in the fourth quarter of 2010. For the first quarter of 2011, the total cost of deposits improved to 0.44% from the fourth quarter of 2010, reflecting the stable, relationship source of our deposits. For the first quarter of 2011, the funding cost of our core deposits was 25 basis points.

•

“Brokered deposits, which have never been a core funding source, totaled $14.7 million or 0.2% of total assets at December 31, 2007 and $14.1 million or 0.3% of total assets at December 31, 2010. Brokered deposits at March 31, 2011 totaled $10.8 million or 0.2% of total assets.

“Net interest margin was 3.62% for the year ended December 31, 2007 and 3.55% for the year ended December 31, 2010. Net interest margin was 3.28% for the quarter ending March 31, 2011, down from 3.61% for the first quarter of 2010 due to increased liquidity being maintained in anticipation of the pending Tampa branch sale, but also reflecting both increased loan yields and decreased cost of interest-bearing liabilities.

•

“Available liquidity, which includes cash, unpledged securities and unused Federal Funds and/or FHLB borrowing capacity, increased from 35.9% of deposits at December 31, 2007 to 37.7% at December 31, 2010. Available liquidity was 39.7%

(1)

Pre-tax core operating earnings is a non-GAAP measure that we use to refer to pre-tax earnings before provision for loan losses, tax certificate provisions, debt redemption costs, gains/losses on sales of real estate, and impairments, restructuring and exit activities. A reconciliation of loss from bank operations before income taxes to pre-tax core operating earnings is included in BankAtlantic Bancorp’s First Quarter, 2011 Supplemental Financials available at www.BankAtlanticBancorp.com. To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links.

(2)

Core deposits is a term that we use to refer to Demand, NOW and Savings accounts. A reconciliation of core deposits to total deposits is included in BankAtlantic Bancorp’s First Quarter, 2011 Supplemental Financials available at www.BankAtlanticBancorp.com. To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links.

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of deposits at March 31, 2011. Cash and unpledged securities balances increased from 12.7% of deposits at December 31, 2007 to 22.0% of deposits at December 31, 2010. Cash and unpledged securities balances were 25.0% of deposits at March 31, 2011.

•

“Borrowings decreased from $1.6 billion at December 31, 2007 to $226 million at December 31, 2010. Borrowings at March 31, 2011 were only $87.9 million. The ratio of borrowings as a percentage of total borrowings and deposits declined from 28.7% at December 31, 2007 to 5.5% at December 31, 2010. At March 31, 2011, the ratio of borrowings as a percentage of total borrowings and deposits was only 2.2%.

•

“Total non-interest expense decreased from $314 million at December 31, 2007 to $236 million at December 31, 2010. For the first quarter of 2011, non-interest expense was $46 million, reflecting BankAtlantic’s lowest quarterly non-interest expense in over six years, and we anticipate additional efficiencies after the pending sale of our Tampa branch franchise. Core expenses (3) were $46 million in the first quarter of 2011, compared to core expenses of $52 million in the first quarter of 2010, reflecting a $6 million improvement.

•	“The allowance for loan losses to total loans increased from 2.04% at December 31, 2007 to 5.08% at December 31, 2010. At March 31, 2011, the allowance for loan losses to total loans was 5.20%.

•

“Tier 1/Core Capital ratios have remained generally stable with 6.94% at December 31, 2007 compared to 6.22% at December 31, 2010. Throughout that tumultuous period for the Florida economy, our capital ratios never fell below regulatory requirements. Our March 31, 2011 Tier 1/Core Capital ratio was 5.97%, and the previously announced Tampa branch sale (anticipated to close during the first week of June 2011, subject to customary and regulatory conditions), is estimated to add over 145 basis points to each of our regulatory capital ratios.

(3)

Core expense is a non-GAAP measure that we use to refer to total non-interest expenses excluding tax certificate provisions, debt redemption costs, gains/losses on sales of real estate, impairments, restructuring and exit activities. A reconciliation of total expense to core expense is included in BankAtlantic Bancorp’s First Quarter, 2011 Supplemental Financials available at www.BankAtlanticBancorp.com. To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links.

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“As we have previously discussed, we believe that BankAtlantic’s loan losses may have peaked in 2009. While the current quarter’s results reflect losses associated with our loan portfolios, we believe the trends support our optimism that we are on the path toward recovery. These trends, from the beginning of the recession through the current quarter, are set forth in the Supplemental Graphs to be viewed in conjunction with the Supplemental Financials on our BankAtlantic Bancorp’s Investor Relations website.

Supplemental graphs for BankAtlantic (bank only) are provided as a means to illustrate many of the metrics described above. To view the supplemental graphs, please visit our website at www.BankAtlanticBancorp.com, access the “Investor Relations” section and click on the “Supplemental Graphs” navigation link or visit http://www.snl.com/interactive/lookandfeel/101666/BBX_fin_supp.pdf.

Additional detailed financial data for BankAtlantic (bank only), the Parent- BankAtlantic Bancorp, and consolidated BankAtlantic Bancorp are available at www.BankAtlanticBancorp.com. To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links.

BANKATLANTIC PERFORMANCE

CAPITAL:

“Despite the sustained downturn in our markets, our capital ratios have been generally stable, primarily a result of capital contributions by BankAtlantic Bancorp into BankAtlantic, a focus on core earnings, and the reduction of assets. At March 31, 2011, BankAtlantic’s capital ratios were: Tier 1/Core capital of 5.97%, Tier 1 risk-based capital of 9.68%, and Total risk-based capital of 11.76%.

Capital Ratios at BankAtlantic at prior year-end periods were:

	12/2006	12/2007	12/2008	12/2009	12/2010
Tier 1/Core	7.55%	6.94%	6.80%	7.58%	6.22%
Tier 1 Risk-Based	10.50%	9.85%	9.80%	10.63%	9.68%
Total Risk-Based	12.08%	11.63%	11.63%	12.56%	11.72%

“As previously disclosed, BankAtlantic agreed to sell its 19 branches and 2 related facilities in the Tampa – St. Petersburg area and the associated deposits to PNC Bank, N.A., part of the PNC Financial Services Group Inc. (NYSE: PNC). PNC and BankAtlantic have both

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received regulatory approval for the transaction. The transaction is anticipated to close during the first week of June 2011, subject to the terms and conditions of the acquisition agreement and regulatory requirements. Upon closing, we anticipate recording a net gain of between $38 million and $39 million as part of the transaction (based on deposit levels of approximately $390.4 million at March 31, 2011), which we estimate will add over 145 basis points to each of our regulatory capital ratios.

CREDIT:

“Florida was especially hard hit during the current economic downturn as real estate values declined significantly and unemployment levels rose. However, when we compare the current 2011 quarter with the past two years, we are encouraged by recent credit trends and we continue to believe that 2009 may have been the peak of our impairments, provisions and delinquencies.

•

“Delinquencies excluding non-accrual loans and matured loans in the process of renewal were $55.7 million, or 1.86% of total loans at March 31, 2011, as compared to $87.4 million, or 2.40% of total loans at March 31, 2010.

•

“Total non-accrual loans were $362.6 million at March 31, 2011, reflecting a decrease of $8.4 million as compared to the fourth quarter of 2010, and an increase of $61.2 million as compared to March 31, 2010.

•

“At March 31, 2011, approximately $93.0 million of commercial real estate and commercial business non-accrual loans were impaired but continued to be current and paying under the terms of their loan agreements.

•

“The new non-accrual commercial real estate and commercial business loans added in the first quarter of 2011 included the following: One defaulted loan for approximately $300,000; two loans totaling $5.1 million that were less than thirty days past due at March 31, 2011 (and continue to be past due); and one loan for $11.8 million that was impaired but continued to be current and paying under the terms of the loan agreement.

•

“BankAtlantic’s allowance for loan losses was $154.2 million at March 31, 2011. The allowance coverage to total loans increased to 5.20% at March 31, 2011 compared to 4.64% at March 31, 2010, and 5.08% at December 31, 2010.

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•

“The provision for loan losses in the first quarter of 2011 was $27.8 million compared to $32.0 million in the first quarter of 2010, and included $7.1 million in provision related to non-performing residential and commercial real estate loans transferred to held-for-sale.

•	“Net charge-offs were $27.8 million in the first quarter of 2011, compared to $36.1 million in the first quarter of 2010.

CORE EARNINGS:

Results of Operations – “BankAtlantic’s net loss was ($16.4) million for the first quarter of 2011, compared to a net loss of ($17.1) million for the first quarter of 2010 and a net loss of ($41.2) million for the fourth quarter of 2010. Pretax core operating earnings for the first quarter of 2011 were $11.6 million, compared to $15.8 million for the first quarter of 2010 and $8.3 million for the fourth quarter of 2010. Loan loss and tax certificate provisions, debt redemption costs, loss on real estate sold and impairment, restructuring and exit activity expenses, which are not included in pre-tax core operating earnings, were ($27.9) million for the first quarter of 2011 versus ($32.8) million for the first quarter of 2010. The individual components of earnings are described more fully below.”

BankAtlantic’s Chief Executive Officer, Jarett S. Levan, commented, “BankAtlantic’s core and total deposits at March 31, 2011 were $3.0 billion and $4.0 billion, respectively.

•	“During the first quarter of 2011:

•	Core deposits increased by $106.2 million.

•	Total deposits increased by $113.3 million, reflecting primarily the increased core deposits.

“In addition, the average cost of core deposits and total deposits for the first quarter of 2011 was 0.25% and 0.44%, respectively; brokered deposit balances represented 0.2% of assets; and non-CD balances represented approximately 84% of total deposits.

Net Interest Income and Margin – “Net interest income for the first quarter of 2011 was $34.7 million compared to $39.5 million for the first quarter of 2010. The reduction in the current quarter net interest income versus the comparable quarter reflected the impact of decreases in earning assets, increases in lower-yielding investments and net increases in nonperforming assets.

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•	“Net interest margin during the first quarter of 2011 was 3.28% as compared to 3.61% during the first quarter of 2010.

•	“Net interest spread during the first quarter of 2011 was 3.14% as compared to 3.39% during the first quarter of 2010.

•	“The cost of interest bearing liabilities during the first quarter of 2011 was 0.59%, improved from 0.99% in the first quarter of 2010.

•	“The yield on total loans (including nonperforming loans) during the first quarter of 2011 was 4.49%, increased from 4.43% in the first quarter of 2010.

•

“The yield on investments during the first quarter of 2011 was 1.63%, down significantly from 4.06% in the first quarter of 2010 due to average invested excess cash of $553.9 million during the first quarter of 2011 earning an average yield of 21 basis points. This compares to $162.2 million in average invested cash during the first quarter of 2010 earning a similar yield. We are holding excess cash in anticipation of the consummation of the Tampa branch sale in the second quarter of 2011, and these additional cash balances had a negative impact on the current quarter’s net interest margin.

•	“Other average balance sheet activity impacting net interest income included:

•	“Average earning assets for the first quarter of 2011 declined by $131.3 million from the first quarter of 2010, due primarily to routine asset paydowns and net charge-offs.

•	“Nonperforming assets increased by $88.6 million from March 31, 2010 to March 31, 2011.

Non-interest income – “Total non-interest income for the first quarter of 2011 was $22.9 million, down $5.3 million from the first quarter of 2010. The decrease in the current quarter primarily reflects declines in service charges relating to customer non-sufficient funds activity, as compared to the first quarter of 2010, partially offset by additional deposit account fees related to monthly maintenance charges on certain products, foreign currency hedging income of approximately $420,000 and other fees earned in the current quarter.

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Non-interest expense – “Total non-interest expenses were $46.2 million in the first quarter of 2011 compared to $52.7 million in the first quarter of 2010. Core expenses were $46.0 million in the first quarter of 2011, compared to core expenses of $51.9 million in the first quarter of 2010, reflecting a $5.6 million decrease in employee compensation and benefits and a $1.0 million decrease in occupancy and equipment expense.

“Expenses not included in ‘core expenses’ consisted of the following:

•

“Impairment, restructuring and exit recovery of $0.4 million in the first quarter of 2011, versus charges of $0.1 million in the first quarter of 2010. The charges in the first quarter of 2011 included:

•	Charges totaling $0.4 million related to write-downs of real estate owned.

•	Net recovery of $1.0 million of restructuring charges, primarily related to favorable lease terminations on unused leased property sites.

•	Lower of cost or market adjustments on loans held for sale of $0.2 million.

•	“Tax certificate provision of $0.8 million in the first quarter of 2011, versus $0.7 million in the first quarter of 2010.

•	“Gain on sale of real estate of $0.3 million in the first quarter of 2011, versus a gain of $0.1 million in the first quarter of 2010.

•	“Costs associated with debt redemption of $10,000 in the first quarter of 2011, versus $7,000 in the first quarter of 2010.”

BANKATLANTIC BANCORP (Parent Company level):

Alan B. Levan further commented, “BankAtlantic Bancorp’s net loss at the parent only level was ($6.5) million for the first quarter of 2011, compared to a net loss of ($3.4) million for the first quarter of 2010. The first quarter of 2011 included a net recovery for loan losses of $20,000 compared to a net recovery of $1.3 million in the first quarter of 2010. Additionally, the net loss in the first quarter of 2011 included a $2.3 million impairment charge relating to real estate owned.

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“As first announced in the first quarter of 2009, we continue to defer the regularly scheduled interest payments on the outstanding junior subordinated debentures relating to all of our TruPS, which is permitted under the terms of the securities for up to another 11 consecutive quarterly periods.

Asset Workout Subsidiary – “The loans and real estate owned held by the parent company workout subsidiary at March 31, 2011 included real estate owned of $8.8 million, performing loans of $2.7 million and non-accrual loans of $11.4 million. Charge-offs of $21.1 million have been taken on these non-accrual loans, and $0.8 million in specific reserves are currently maintained related to these loans.

REGULATORY MATTERS:

“On February 23, 2011, BankAtlantic Bancorp and BankAtlantic each entered into agreements with the Office of Thrift Supervision (the “OTS”), their primary regulator, agreeing to continue taking actions to strengthen their financial condition and operations. Each agreement, known as a Stipulation and Consent to the issuance of an Order to Cease and Desist (the “Orders”) is a formal action by the OTS requiring corrective measures in a number of areas, including requiring BankAtlantic to meet by June 30, 2011 and maintain a Tier 1/Core capital ratio of 8% and a Total Risk Based capital ratio of 14%. No fines or penalties were imposed in connection with the Orders.

“In light of the economic climate, more than 70 banks in Florida and hundreds nationally have been asked by regulators to sign supervisory and enforcement agreements. We have been working closely with our regulators since the start of this economic recession to increase capital, reduce higher risk and non performing loans, return to profitability and continue safe and sound banking practices. These agreements formalize steps that we believe are already underway and many have already been fully implemented.

Mr. Alan B. Levan continued, “We have begun to see signs of improvement in areas of the Florida economy, and with improving trends, as well as declining losses, provisions and charge-offs at BankAtlantic, we believe there is cause for cautious optimism.”

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Additional detailed financial data for BankAtlantic (bank only), the Parent- BankAtlantic Bancorp, and consolidated BankAtlantic Bancorp are available at www.BankAtlanticBancorp.com

To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links. Additionally, BankAtlantic’s financial information is provided quarterly to the OTS through Thrift Financial Reports, available to the public through the OTS and FDIC websites.

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Additionally, copies of BankAtlantic Bancorp’s first quarter, 2011 financial results press release and financial data are available upon request via fax, email, or postal service mail. To request a copy, contact BankAtlantic Bancorp’s Investor Relations department using the contact information listed below.

About BankAtlantic Bancorp:

BankAtlantic Bancorp (NYSE: BBX) is a bank holding company and the parent company of BankAtlantic.

About BankAtlantic:

BankAtlantic, Florida’s Most Convenient Bank, is one of the largest financial institutions headquartered in Florida. Via its broad network of community branches and conveniently located ATMs, BankAtlantic provides a full line of personal, small business and commercial banking products and services. BankAtlantic is open 7 days a week and offers extended weekday hours, Online Banking & Bill Pay, a 7-Day Customer Service Center, Change Exchange coin counters, as well as retail and business checking accounts. Member FDIC.

For further information, please visit our websites:

www.BankAtlanticBancorp.com

www.BankAtlantic.com

To receive future BankAtlantic Bancorp news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on our website: www.BankAtlanticBancorp.com.

BankAtlantic Bancorp Contact Info:

Leo Hinkley, Investor and Media Relations Officer

Telephone: (954) 940-5300

Email: InvestorRelations@BankAtlanticBancorp.com

BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:

Media Relations:

Sharon Lyn, Vice President

Telephone: 954-940-6383, Fax: 954-940-5320

Email: CorpComm@BankAtlanticBancorp.com

# # #

Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. Actual

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results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services, including the impact of the changing regulatory environment, a continued or deepening recession, continued decreases in real estate values, and increased unemployment or sustained high unemployment rates on our business generally, BankAtlantic’s regulatory capital ratios, the ability of our borrowers to service their obligations and of our customers to maintain account balances and the value of collateral securing our loans; credit risks and loan losses, and the related sufficiency of the allowance for loan losses, including the impact on the credit quality of our loans (including those held in the asset workout subsidiary of the Company) of a sustained downturn in the economy and in the real estate market and other changes in the real estate markets in our trade area, and where our collateral is located; the risks of additional charge-offs, impairments and required increases in our allowance for loan losses especially if the economy and real estate markets in Florida do not improve; the impact of regulatory proceedings and litigation regarding overdraft fees; risks associated with maintaining compliance with the Cease and Desist Orders entered into by the Company and BankAtlantic with the Office of Thrift Supervision, including risks that compliance will adversely impact operations, risks associated with failing to comply with regulatory mandates or the imposition of additional regulatory requirements and/or fines; the uncertain impact of legal proceedings on our financial condition or operations, including the risk that the securities class action litigation verdict may not be overturned; changes in interest rates and the effects of, and changes in, trade, monetary and fiscal policies and laws including their impact on the bank’s net interest margin; adverse conditions in the stock market, the public debt market and other financial and credit markets and the impact of such conditions on our activities and our ability to raise capital; that the sale of our Tampa branch operations may not be consummated pursuant to its terms, at the time anticipated or at all, and that the transaction may not have the positive financial impact currently anticipated; we may raise additional capital and such capital may be highly dilutive to BankAtlantic Bancorp’s shareholders or may not be available; and the risks associated with the impact of periodic valuation testing of goodwill, deferred tax assets and other assets. Past performance and perceived trends may not be indicative of future results. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. The Company cautions that the foregoing factors are not exclusive.

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Supplemental Financial Information

First Quarter 2011

Release Date: April 25, 2011

This information is preliminary, unaudited and based on data available at the time of the release.

BankAtlantic Bancorp, Inc. and Subsidiaries

Summary of Selected Financial Data (unaudited)

		For the Three Months Ended
		3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
Earnings (in thousands):
Net loss from continuing operations		$(22,887)	(45,795)	(25,184)	(51,250)	(20,521)
Net loss		$(22,887)	(46,295)	(25,184)	(51,250)	(20,521)
Net loss attributable to BankAtlantic Bancorp		$(23,182)	(46,554)	(25,409)	(51,489)	(20,729)
Pre-tax core operating earnings - Non-GAAP	(note 1)	$7,210	4,269	7,871	3,927	11,103

Average Common Shares Outstanding (in thousands):
Basic		62,724	62,571	60,784	50,679	49,335
Diluted		62,724	62,571	60,784	50,679	49,335

Key Performance Ratios
Basic and diluted loss per share from continuing operations	(note 2)	$(0.37)	(0.74)	(0.42)	(1.02)	(0.42)
Basic and diluted loss per share	(note 2)	$(0.37)	(0.74)	(0.42)	(1.02)	(0.42)

Return on average tangible assets from continuing operations	(note 3)%	(2.02)	(4.06)	(2.22)	(4.46)	(1.74)
Return on average tangible equity from continuing operations	(note 3)%	(1,152.71)	(356.19)	(138.75)	(193.89)	(64.56)

Average Balance Sheet Data (in millions):
Assets		$4,550	4,530	4,548	4,616	4,744
Tangible assets - Non-GAAP	(note 3)	$4,536	4,515	4,533	4,600	4,728
Loans, gross		$3,123	3,360	3,513	3,627	3,799
Investments		$1,118	883	748	648	604
Deposits and escrows		$3,980	3,900	3,931	4,080	4,013
Equity		$16	63	85	118	142
Tangible equity - Non-GAAP	(note 3)	$8	51	73	106	127

Period End ($ in thousands)
Total loans, net		$2,821,429	3,018,179	3,239,542	3,387,725	3,515,542
Total assets		$4,470,629	4,509,433	4,527,736	4,655,600	4,748,201
Total equity		$(8,729)	14,744	64,082	77,466	119,611
Class A common shares outstanding		61,979,071	61,595,321	61,595,321	52,946,126	48,245,042
Class B common shares outstanding		975,225	975,225	975,225	975,225	975,225
Book value per share		$(0.14)	0.24	1.02	1.44	2.43
Tangible book value per share - Non-GAAP	(note 4)	$(0.26)	0.10	0.84	1.20	2.20
High stock price for the quarter		$1.33	1.59	1.85	3.28	3.24
Low stock price for the quarter		$0.82	0.60	0.75	1.35	1.14
Closing stock price		$0.92	1.15	0.80	1.40	1.77

Notes:

(1)	Pre-tax core operating earnings excludes provision for loan losses, cost associated with debt redemption, provision for tax certificates, gains/losses on sales of real estate and impairments, restructuring and exit activities. Pre-tax core operating earnings is a non-GAAP measure. See page 7 for a reconciliation of non-GAAP measures to GAAP financial measures.
(2)	Diluted and basic loss per share are the same for all periods presented.
(3)	Average tangible assets is defined as average total assets less average goodwill and core deposit intangibles. Average tangible equity is defined as average total equity less average goodwill, core deposit intangibles and other comprehensive income. Average tangible assets and average tangible equity are non-GAAP measures. See page 7 for a reconciliation of non-GAAP measures to GAAP financial measures.
(4)	Tangible book value per share is defined as equity less accumulated other comprehensive loss, goodwill and core deposit intangibles divided by the number of common shares outstanding. Tangible book value per share is a non-GAAP measure. See page 7 for a reconciliation of non-GAAP measures to GAAP financial measures.

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BankAtlantic Bancorp, Inc. and Subsidiaries

Consolidated Statements of Financial Condition (unaudited)

	March 31,	December 31,
(in thousands)	2011	2010
ASSETS
Cash and due from depository institutions	$103,507	97,930
Interest bearing deposits at federal reserve and other banks	656,424	455,538
Securities available for sale and derivatives (at fair value)	376,042	424,391
Investment securities (approximate fair value: $1,500 and $1,500)	1,500	1,500
Tax certificates, net of allowance of $9,287 and $8,811	77,837	89,789
Loans receivable, net of allowance for loan losses of $155,051 and $162,139	2,821,429	3,018,179
Loans held for sale (at lower of cost or fair value)	49,455	29,765
Federal Home Loan Bank stock, at cost which approximates fair value	43,557	43,557
Real estate held for development and sale	5,436	5,436
Real estate owned	75,146	74,488
Office properties and equipment, net	148,120	151,414
Goodwill and other intangible assets	14,260	14,569
Assets held for sale	36,909	37,334
Other assets	61,007	65,543

Total assets	$4,470,629	4,509,433

LIABILITIES AND EQUITY
Liabilities:
Deposits
Demand	$879,820	792,260
Savings	452,533	418,304
NOW	1,307,041	1,370,568
Money market	366,968	354,282
Certificates of deposit	609,538	616,454
Deposits held for sale	390,432	341,146

Total deposits	4,006,332	3,893,014
Advances from FHLB	45,000	170,000
Securities sold under agreements to repurchase	17,006	21,524
Short term borrowings	1,367	1,240
Subordinated debentures	22,000	22,000
Junior subordinated debentures	325,974	322,385
Liabilities held for sale	79	87
Other liabilities	61,600	64,439

Total liabilities	4,479,358	4,494,689

Equity:
Common stock	630	626
Additional paid-in capital	317,736	317,362
Accumulated deficit	(320,796)	(297,614)
Accumulated other comprehensive loss	(6,807)	(6,088)

Total BankAtlantic Bancorp stockholders’ equity	(9,237)	14,286
Noncontrolling interests	508	458

Total equity	(8,729)	14,744

Total liabilities and equity	$4,470,629	4,509,433

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BankAtlantic Bancorp, Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

	For the Three Months Ended
(in thousands)	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
INTEREST INCOME:
Interest and fees on loans	$34,910	36,106	38,356	39,898	41,634
Interest on securities available for sale	2,597	2,815	2,847	2,714	3,645
Interest on tax certificates	1,410	1,544	2,837	514	2,356
Interest and dividends on investments	588	299	367	223	153

Total interest income	39,505	40,764	44,407	43,349	47,788

INTEREST EXPENSE:
Interest on deposits	4,367	4,556	4,877	6,021	7,057
Interest on advances from FHLB	115	144	106	1	958
Interest on short-term borrowed funds	6	7	8	7	8
Interest on debentures	4,008	4,007	4,107	3,891	3,791

Total interest expense	8,496	8,714	9,098	9,920	11,814

NET INTEREST INCOME	31,009	32,050	35,309	33,429	35,974
Provision for loan losses	27,812	40,643	24,410	48,553	30,755

NET INTEREST INCOME AFTER PROVISION	3,197	(8,593)	10,899	(15,124)	5,219

NON-INTEREST INCOME:
Service charges on deposits	12,032	14,080	15,214	15,502	15,048
Other service charges and fees	7,191	7,528	7,495	7,739	7,378
Securities activities, net	(24)	(34)	(552)	312	3,138
Other	4,008	3,091	5,204	2,970	2,900

Total non-interest income	23,207	24,665	27,361	26,523	28,464

NON-INTEREST EXPENSE:
Employee compensation and benefits	19,290	19,868	23,549	25,155	25,378
Occupancy and equipment	12,585	12,999	13,263	13,745	13,582
Advertising and business promotion	1,695	2,389	2,026	2,239	1,944
Professional fees	3,359	6,518	6,209	4,824	2,887
Check losses	299	705	763	521	432
Supplies and postage	902	1,052	983	921	998
Telecommunication	575	635	702	662	534
Cost associated with debt redemption	10	—	—	53	7
Provision for tax certificates	779	800	885	2,134	733
(Gain) loss on sale of real estate	(453)	663	(442)	1,490	(104)
Impairment, restructuring and exit activities	1,948	10,219	8,165	2,947	143
Other	8,301	8,280	7,304	7,958	7,580

Total non-interest expense	49,290	64,128	63,407	62,649	54,114

Loss from continuing operations before income taxes	(22,886)	(48,056)	(25,147)	(51,250)	(20,431)
Provision (benefit) for income taxes	1	(2,261)	37	—	90

Loss from continuing operations	(22,887)	(45,795)	(25,184)	(51,250)	(20,521)
Discontinued operations	—	(500)	—	—	—

Net loss	(22,887)	(46,295)	(25,184)	(51,250)	(20,521)
Less: net income attributable to noncontrolling interest	(295)	(259)	(225)	(239)	(208)

Net loss attributable to BankAtlantic Bancorp	$(23,182)	(46,554)	(25,409)	(51,489)	(20,729)

4

BankAtlantic Bancorp, Inc. and Subsidiaries

Consolidated Average Balance Sheet (unaudited)

		For the Three Months Ended
(in thousands except percentages and per share data)		3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
Loans:
Residential real estate		$1,175,875	1,270,095	1,356,748	1,433,322	1,513,302
Commercial real estate		891,043	1,010,148	1,061,918	1,079,760	1,148,435
Consumer		620,986	635,564	653,631	670,173	688,173
Commercial business		134,452	139,485	133,841	135,689	139,843
Small business		300,931	304,406	306,927	308,254	309,549

Total Loans		3,123,287	3,359,698	3,513,065	3,627,198	3,799,302
Investments		1,117,901	882,974	748,299	648,462	603,874

Total interest earning assets		4,241,188	4,242,672	4,261,364	4,275,660	4,403,176
Goodwill and core deposit intangibles		14,411	14,718	15,028	15,353	15,652
Other non-interest earning assets		294,489	272,805	271,950	324,727	324,910

Total assets		$4,550,088	4,530,195	4,548,342	4,615,740	4,743,738

Tangible assets - Non-GAAP	(note 3)	$4,535,677	4,515,477	4,533,314	4,600,387	4,728,086

Deposits:
Demand deposits		$944,956	924,035	907,294	916,131	864,413
Savings		468,673	448,942	444,981	445,686	425,235
NOW		1,519,105	1,476,258	1,484,558	1,525,475	1,467,103
Money market		389,155	406,781	404,406	386,712	360,470
Certificates of deposit		658,051	644,124	689,664	805,656	896,074

Total deposits		3,979,940	3,900,140	3,930,903	4,079,660	4,013,295
Short-term borrowed funds		19,191	18,099	26,187	25,528	26,332
FHLB advances		134,833	149,130	106,685	1,264	173,011
Debentures		344,971	341,409	340,230	334,507	331,403

Total borrowings		498,995	508,638	473,102	361,299	530,746
Other liabilities		55,040	58,015	59,207	57,152	57,755

Total liabilities		4,533,975	4,466,793	4,463,212	4,498,111	4,601,796

Equity		16,113	63,402	85,130	117,629	141,942

Total liabilities and equity		$4,550,088	4,530,195	4,548,342	4,615,740	4,743,738

Other comprehensive loss in equity		(6,240)	(2,743)	(2,499)	(3,454)	(846)

Tangible equity - Non-GAAP	(note 3)	$7,942	51,427	72,601	105,730	127,136

Net Interest Margin		2.92%	3.03%	3.32%	3.13%	3.33%

5

Consolidated BankAtlantic Bancorp, Inc. and Subsidiaries

Nonperforming Assets and Credit Quality Statistics

(in thousands)	As of
	3/31/2011		12/31/2010	9/30/2010	6/30/2010	3/31/2010
Nonaccrual loans:
BankAtlantic		$362,604	370,959	404,087	362,126	301,365
Parent- Work out Sub		11,360	14,508	19,916	24,358	35,326

Consolidated nonaccrual loans		$373,964	385,467	424,003	386,484	336,691

Quarter-to-Date Net Charge-offs:
BankAtlantic		$(27,823)	(57,688)	(21,887)	(32,547)	(36,074)
Parent- Work out Sub		4	(3,741)	(4,438)	(5,741)	(4,302)

Consolidated charge-offs		$(27,819)	(61,429)	(26,325)	(38,288)	(40,376)

Quarter-to-date Loan Provision:
BankAtlantic		$27,832	40,144	23,012	43,634	32,034
Parent- Work out Sub		(20)	498	1,398	4,919	(1,279)

Consolidated loan provision		$27,812	40,642	24,410	48,553	30,755

Allowance for Loan Loss:
BankAtlantic		$154,237	161,309	181,760	180,635	169,548
Parent- Work out Sub		814	830	4,187	7,227	8,049

Consolidated allowance for loan loss		$155,051	162,139	185,947	187,862	177,597

Nonperforming Assets:
BankAtlantic		$432,316	438,923	464,865	410,542	343,693
Parent- Work out Sub		20,195	24,668	29,682	34,190	45,858

Consolidated nonperforming assets		$452,511	463,591	494,547	444,732	389,551

Consolidated Credit Quality Statistics
Allowance for loan losses to total loans	%	5.21	5.10	5.43	5.25	4.81
Allowance to nonaccrual loans	%	41.46	42.06	43.86	48.61	52.75
Provision to average loans	%	3.56	4.84	2.78	5.35	3.24
Nonaccrual loans, gross to total assets	%	8.36	8.55	9.36	8.30	7.09
Nonperforming assets, gross to total assets	%	10.12	10.28	10.92	9.55	8.20

6

BankAtlantic Bancorp, Inc. and Subsidiaries

Reconciliation of GAAP Financial Measures to Non-GAAP Measures

Management uses non-GAAP financial measures to supplement its GAAP financial information and to provide additional useful measures in the evaluation of the Company’s operating results and any related trends that may be affecting the Company’s business. Management uses pre-tax core operating earnings to measure the Company’s ongoing financial performance excluding items that are not currently controllable by management. Management uses book value per share and tangible book value per share to enable investors to compare these measures to the quoted market price of the Company’s Class A common stock and to other companies in the industry. The return on average tangible equity and average tangible assets is used by management to measure the Company’s effectiveness in its use of capital and assets, respectively, and to allow for comparison to other companies in the industry. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Reconciliation of loss from continuing operations before income taxes to pre-tax core operating earnings

	For the Three Months Ended
(in thousands)	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
Loss from continuing operations before income taxes	$(22,886)	(48,056)	(25,147)	(51,250)	(20,431)
Costs associated with debt redemption	10	—	—	53	7
Provision for tax certificates	779	800	885	2,134	733
Loss (gain) on sale of real estate	(453)	663	(442)	1,490	(104)
Impairment, restructuring and exit activities	1,948	10,219	8,165	2,947	143
Provision for loan losses	27,812	40,643	24,410	48,553	30,755

Non-GAAP pre-tax core operating earnings	$7,210	4,269	7,871	3,927	11,103

Reconciliation of equity to tangible book value per share
	As of
(in thousands)	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
Equity	$(8,729)	14,744	64,082	77,466	119,611
Goodwill and core deposit intangibles	(14,260)	(14,569)	(14,877)	(15,186)	(15,494)
Other comprehensive loss	6,807	6,088	3,207	2,320	4,141

Tangible book value	$(16,182)	6,263	52,412	64,600	108,258
Common shares outstanding, period end	62,954,296	62,570,546	62,570,546	53,921,351	49,220,267
Book value per share	$(0.14)	0.24	1.02	1.44	2.43

Tangible book value per share - Non-GAAP	$(0.26)	0.10	0.84	1.20	2.20

Reconciliation of return on average assets and average equity to return on average tangible assets and average tangible equity

	For the Three Months Ended
(in thousands)	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
Net loss from continuing operations	$(22,887)	(45,795)	(25,184)	(51,250)	(20,521)

Average total assets	4,550,088	4,530,195	4,548,342	4,615,740	4,743,738
Average goodwill and core deposit intangibles	(14,411)	(14,718)	(15,028)	(15,353)	(15,652)

Average tangible assets	4,535,677	4,515,477	4,533,314	4,600,387	4,728,086

Average equity	16,113	63,402	85,130	117,629	141,942
Average goodwill and core deposit intangibles	(14,411)	(14,718)	(15,028)	(15,353)	(15,652)
Other comprehensive loss	6,240	2,743	2,499	3,454	846

Average tangible equity	$7,942	51,427	72,601	105,730	127,136
Return on average assets from continuing operations	-2.01%	-4.04%	-2.21%	-4.44%	-1.73%

Return on average tangible assets from continuing operations - Non-GAAP	-2.02%	-4.06%	-2.22%	-4.46%	-1.74%

Return on average equity from continuing operations	-568.16%	-288.92%	-118.33%	-174.28%	-57.83%

Return on average tangible equity from continuing operations - Non-GAAP	-1152.71%	-356.19%	-138.75%	-193.89%	-64.56%

7

BankAtlantic (Bank Operations Business Segment)

Summary of Selected Financial Data (unaudited)

(in thousands except percentages)	For the Three Months Ended
	3/31/2011		12/31/2010	9/30/2010	6/30/2010	3/31/2010
Statistics:
Average interest earning assets		$4,224,423	4,220,720	4,234,115	4,240,545	4,355,771
Average interest bearing liabilities		$3,221,899	3,177,611	3,189,179	3,220,458	3,383,776
Period end borrowings to deposits and borrowings	%	2.15	5.50	5.76	4.13	4.84
Efficiency ratio	%	80.10	105.60	91.87	94.05	77.86
Yield on interest earning assets	%	3.73	3.86	4.19	4.08	4.38
Cost of interest-bearing liabilities	%	0.59	0.62	0.65	0.78	0.99
Interest spread	%	3.14	3.24	3.54	3.30	3.39
Net interest margin	%	3.28	3.40	3.70	3.49	3.61
Non-GAAP Measures (Note 1)
Average tangible assets		$4,495,637	4,473,959	4,489,189	4,544,611	4,668,854
Average tangible equity		$282,135	319,982	338,712	356,572	367,220
Pre-tax core operating earnings		$11,575	8,323	13,922	9,078	15,774
Core operating efficiency ratio	%	79.91	86.12	78.95	85.65	76.71
Return on average tangible assets	%	(1.46)	(3.69)	(1.57)	(3.51)	(1.47)
Return on average tangible equity	%	(23.21)	(51.56)	(20.87)	(44.73)	(18.66)
Tangible capital to tangible assets	%	5.80	6.12	7.08	7.29	7.55
Earning assets repricing at period end:
Percent of earning assets that have fixed rates	%	46	45	45	47	48
Percent of earning assets that have variable rates	%	54	55	55	53	52
Regulatory capital ratios and statistics at period end
Total risk-based capital	%	11.76	11.72	12.59	12.86	12.86
Tier I risk-based capital	%	9.68	9.68	10.59	10.87	10.90
Core capital	%	5.97	6.22	7.17	7.36	7.51
Risk-weighted assets		$2,713,638	2,855,415	3,021,862	3,104,341	3,206,075
Adjusted total assets		$4,401,218	4,444,797	4,459,875	4,584,519	4,656,270

Note 1

See page 15 for a reconciliation of non-GAAP measures to GAAP financial measures.

8

BankAtlantic (Bank Operations Business Segment)

Condensed Statements of Operations (unaudited)

		For the Three Months Ended
(in thousands)	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
Net interest income	$34,704	35,766	39,101	37,008	39,459
Provision for loan losses	27,832	40,145	23,012	43,634	32,034

Net interest income after provision for loan losses	6,872	(4,379)	16,089	(6,626)	7,425

Non-interest income
Service charges on deposits	12,032	14,080	15,214	15,502	15,048
Other service charges and fees	7,191	7,528	7,495	7,739	7,378
Securities activities, net	(24)	(34)	(543)	309	3,132
Other non-interest income	3,714	2,625	4,869	2,721	2,699

Total non-interest income	22,913	24,199	27,035	26,271	28,257

Non-interest expense
Employee compensation and benefits	18,763	20,028	22,475	24,254	24,374
Occupancy and equipment	12,585	12,996	13,263	13,745	13,581
Advertising and business promotion	1,669	2,333	1,917	2,121	1,934
Professional fees	2,981	5,638	4,942	4,220	2,565
Check losses	299	705	763	521	432
Supplies and postage	870	1,024	929	895	965
Telecommunication	572	632	697	655	529
Cost associated with debt redemption	10	—	—	53	7
Provision for tax certificates	779	800	885	2,134	733
(Gain) loss on sale of real estate	(278)	663	(442)	880	(104)
Impairment, restructuring and exit activities	(399)	10,219	8,099	2,247	143
Other	8,303	8,286	7,228	7,790	7,562

Total non-interest expense	46,154	63,324	60,756	59,515	52,721

Loss from bank operations business segment before income taxes	(16,369)	(43,504)	(17,632)	(39,870)	(17,039)
Provision (benefit) for income taxes	1	(2,261)	37	—	90

Net loss from bank operations business segment	(16,370)	(41,243)	(17,669)	(39,870)	(17,129)
Less: net income attributable to noncontrolling interest	(295)	(259)	(225)	(239)	(208)

Net loss attributable to BankAtlantic	$(16,665)	(41,502)	(17,894)	(40,109)	(17,337)

9

BankAtlantic (Bank Operations Business Segment)

Condensed Statements of Financial Condition (unaudited)

	As of
(in thousands)	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
ASSETS
Loans receivable, net	$2,813,097	3,009,771	3,218,097	3,361,772	3,480,198
Loans held for sale (lower of cost or fair value)	44,542	21,704	2,839	5,861	5,030
Investment securities and FHLB stock	121,394	133,371	150,035	189,120	137,189
Available for sale securities	376,034	424,360	446,591	275,065	243,779
Goodwill	13,081	13,081	13,081	13,081	13,081
Core deposit intangible asset	1,179	1,488	1,796	2,105	2,413
Assets held for sale	36,909	37,333	37,209	—	—
Other assets	1,018,330	828,060	615,828	764,278	806,311

Total assets	$4,424,566	4,469,168	4,485,476	4,611,282	4,688,001

LIABILITIES AND EQUITY
Deposits
Demand	$879,820	792,260	809,830	902,486	900,984
Savings	452,533	418,304	411,612	442,142	443,288
NOW	1,307,041	1,370,568	1,288,792	1,496,369	1,501,274
Money market	366,968	354,282	386,091	397,313	361,877
Certificates of deposit	609,538	616,454	601,956	749,948	840,017
Deposits held for sale	390,432	341,146	339,360	—	—

Total deposits	4,006,332	3,893,014	3,837,641	3,988,258	4,047,440
Advances from Federal Home Loan Bank	45,000	170,000	180,000	115,000	152,008
Short term borrowings	20,909	34,435	32,666	34,685	31,797
Subordinated debentures	22,000	22,000	22,000	22,000	22,000
Liabilities held for sale	79	87	100	—	—
Other liabilities	60,178	62,526	81,452	100,904	66,574

Total liabilities	4,154,498	4,182,062	4,153,859	4,260,847	4,319,819
Equity	270,068	287,106	331,617	350,435	368,182

Total liabilities and equity	$4,424,566	4,469,168	4,485,476	4,611,282	4,688,001

10

BankAtlantic (Bank Operations Business Segment)

Average Balance Sheet - Yield / Rate Analysis

	For the Three Months Ended
	March 31, 2011			March 31, 2010
( in thousands)	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate

Loans:
Residential real estate	$1,175,875	13,894	4.73%	$1,513,302	18,901	5.00%
Commercial real estate	875,825	9,502	4.34	1,102,576	10,843	3.93
Consumer	620,986	4,527	2.92	688,173	4,900	2.85
Commercial business	132,916	2,252	6.78	138,307	2,092	6.05
Small business	300,930	4,687	6.23	309,549	4,843	6.26

Total loans	3,106,532	34,862	4.49	3,751,907	41,579	4.43
Investments	1,117,891	4,559	1.63	603,864	6,136	4.06

Total interest earning assets	4,224,423	39,421	3.73%	4,355,771	47,715	4.38%

Goodwill and core deposit intangibles	14,411			15,652
Other non-interest earning assets	271,214			313,083

Total Assets	$4,510,048			$4,684,506

Deposits:
Savings	$468,673	272	0.24%	$425,235	333	0.32%
NOW	1,519,105	1,512	0.40	1,467,103	2,218	0.61
Money market	389,155	442	0.46	360,470	629	0.71
Certificates of deposit	658,050	2,141	1.32	896,074	3,877	1.75

Total interest bearing deposits	3,034,983	4,367	0.58	3,148,882	7,057	0.91

Short-term borrowed funds	30,083	10	0.13	39,376	13	0.13
Advances from FHLB	134,833	115	0.35	173,011	958	2.25
Subordinated debentures and bonds payable	22,000	225	4.15	22,507	228	4.11

Total interest bearing liabilities	3,221,899	4,717	0.59	3,383,776	8,256	0.99
Demand deposits	944,950			864,391
Non-interest bearing other liabilities	52,892			54,312

Total Liabilities	4,219,741			4,302,479
Equity	290,307			382,027

Total liabilities and equity	$4,510,048			$4,684,506

Net interest income/net interest spread		$34,704	3.14%		$39,459	3.39%

Margin
Interest income/interest earning assets			3.73%			4.38%
Interest expense/interest earning assets			0.45			0.77

Net interest margin			3.28%			3.61%

11

BankAtlantic (Bank Operations Business Segment)

Allowance for Loan Loss and Credit Quality

(in thousands)	For the Three Months Ended
	3/31/2011		12/31/2010	9/30/2010	6/30/2010	3/31/2010
Allowance for Loan Losses

Beginning balance		$161,309	181,760	180,635	169,548	173,588

Charge-offs:
Residential real estate		(8,011)	(4,272)	(4,619)	(5,233)	(4,181)
Commercial real estate		(11,277)	(44,979)	(5,969)	(14,146)	(21,332)
Commercial business		(464)	(996)	—	—	—
Consumer		(7,814)	(7,009)	(9,881)	(11,822)	(10,771)
Small business		(2,611)	(2,409)	(2,402)	(2,225)	(837)

Total charge-offs		(30,177)	(59,665)	(22,871)	(33,426)	(37,121)

Recoveries:
Residential real estate		131	284	383	435	64
Commercial real estate		714	1,210	—	65	62
Commercial business		791	57	—	1	658
Consumer		408	300	294	254	194
Small business		310	126	307	124	69

Total recoveries		2,354	1,977	984	879	1,047

Net charge-offs		(27,823)	(57,688)	(21,887)	(32,547)	(36,074)
Transfer to held for sale		(7,081)	(2,907)	—	—	—
Provision for loan losses		27,832	40,144	23,012	43,634	32,034

Ending balance		$154,237	161,309	181,760	180,635	169,548

	As of
	3/31/2011		12/31/2010	9/30/2010	6/30/2010	3/31/2010
Credit Quality
Nonaccrual loans
Commercial real estate		$239,798	243,299	275,057	230,007	168,937
Consumer		13,231	14,120	13,282	13,818	14,428
Small business		12,172	10,879	10,995	12,248	10,971
Residential real estate		81,555	86,538	87,563	83,894	88,262
Commercial business		15,848	16,123	17,190	22,159	18,767

Total Nonaccrual loans		362,604	370,959	404,087	362,126	301,365
Nonaccrual tax certificates		3,402	3,636	2,761	2,836	1,495
Real estate owned		66,310	64,328	58,017	45,492	40,833
Other repossessed assets		—	—	—	88	—

Total nonperforming assets		$432,316	438,923	464,865	410,542	343,693

Allowance for loan losses to total loans	%	5.20	5.08	5.34	5.08	4.64
Allowance to nonaccrual loans	%	42.54	43.48	44.98	49.88	56.26
Provision to average loans	%	3.58	4.81	2.64	4.86	3.42
Annualized net charge-offs to average loans	%	3.58	6.91	2.51	3.62	3.85
Nonaccrual loans to total assets	%	8.20	8.30	9.01	7.85	6.43
Nonperforming assets to total assets	%	9.77	9.82	10.36	8.90	7.33

12

BankAtlantic (Bank Operations Business Segment)

Delinquencies, Excluding Non-Accrual Loans, at Period-End

($ in thousands)	3/31/2011				12/31/2010			9/30/2010			6/30/2010			3/31/2010
Commercial real estate		$1,400			31			14,317			7,537			40,642
Consumer		12,025			12,405			12,004			13,181			14,858
Small business		2,200			2,712			2,927			4,182			3,891
Residential real estate		20,528			23,053			17,946			18,472			26,893
Commercial business		19,552	*	**	—			—			—			1,129

Total BankAtlantic		$55,705			38,201			47,194			43,372			87,413

	3/31/2011				12/31/2010			9/30/2010			6/30/2010			3/31/2010
Commercial real estate	%	0.17	*		0.00	*		1.43	*		0.72	*		3.85	*
Consumer	%	2.00			2.01			1.90			2.04			2.23
Small business	%	0.74			0.89			0.96			1.35			1.26
Residential real estate	%	1.83	*	*	1.88	*	*	1.37	*	*	1.32	*	*	1.83	*	*
Commercial business	%	15.36	*	**	—			—			—			0.84

Total BankAtlantic	%	1.86			1.20			1.39			1.23			2.40

*	Excludes $0, $0, $12.0 million, $1.2 million and $0 of Commercial Real Estate loans at March 31, December 31, September 30, June 30, and March 31, 2010, respectively, which had matured and had been approved for renewal or forbearance but were not fully documented at period end. Including these loans, Commercial Real Estate delinquencies were 2.63% and.83% and total BankAtlantic delinquencies would have been 1.75% and 1.26% at September 30, 2010 and June 30, 2010, respectively.
**	Includes $1.0 billion, $1.1 billion, $1.2 billion, $1.3 billion and $1.4 billion of purchased residential loans with delinquencies excluding non-accrual loans of 1.58%, 1.77%, 1.19%, 1.09% and 1.63% as of March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively.
***	Amount represents a loan relationship that is 59 days past due as to maturity and is in the process of renewal.

BankAtlantic (Bank Operations Business Segment)

Loan Provision & Allowance for Loan Losses

($ in thousands)	1Q 2011 Loan Provision	Allowance for Loan Losses	% of Reserves to Total Loans
Commercial real estate	$7,252	78,328	9.32%
Consumer	2,873	27,510	4.57
Small business	913	10,125	3.40
Residential real estate	17,199	27,566	2.46
Commercial business	(405)	10,708	8.41

Total BankAtlantic	$27,832	154,237	5.20%

13

BankAtlantic (Bank Operations Business Segment)

Reconciliation of GAAP Financial Measures to Non-GAAP Measures

Management uses non-GAAP financial measures to supplement its GAAP financial information and to provide additional useful measures in the evaluation of BankAtlantic’s operating results and any related trends that may be affecting BankAtlantic’s business. Management uses pre-tax core operating earnings to measure BankAtlantic’s ongoing financial performance excluding items that are not currently controllable by management. Management uses core expenses to measure expense reduction trends excluding items that are not currently controllable by management. The core operating efficiency ratio is used by management to measure the costs expended to generate a dollar of revenues excluding items that are not currently controllable by management. The return on average tangible equity and average tangible assets is used by management to measure BankAtlantic’s effectiveness in its use of capital and assets, respectively, and to allow for comparison to other companies in the industry. The tangible equity to tangible asset ratio is used by management to evaluate capital adequacy trends and to allow for comparison to other companies in the industry. Management uses the core deposit measure to assess trends relating to its lower cost deposit categories, which management believes may generally be more indicative of relationship deposits. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Reconciliation of loss from bank operations business segment before income taxes to pre-tax core operating earnings

	For the Three Months Ended
(in thousands)	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2009
Loss from bank operations business segment before income taxes	$(16,369)	(43,504)	(17,632)	(39,870)	(17,039)
Costs associated with debt redemption	10	—	—	53	7
Provision for tax certificates	779	800	885	2,134	733
Loss (gain) on sale of real estate	(278)	663	(442)	880	(104)
Impairment, restructuring and exit activities	(399)	10,219	8,099	2,247	143
FDIC special assessment	—	—	—	—	—
Provision for loan losses	27,832	40,145	23,012	43,634	32,034

Non-GAAP pre-tax core operating earnings	$11,575	8,323	13,922	9,078	15,774

Reconciliation of non-interest expense to core expenses and calculation of core operating efficiency ratio

	For the Three Months Ended
($ in thousands)	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2009
Non-interest expense	$46,154	63,324	60,756	59,515	52,721
Costs associated with debt redemption	(10)	—	—	(53)	(7)
Provision for tax certificates	(779)	(800)	(885)	(2,134)	(733)
Gain (loss) on sale of real estate	278	(663)	442	(880)	104
Impairment, restructuring and exit activities	399	(10,219)	(8,099)	(2,247)	(143)
FDIC special assessment	—	—	—	—	—

Core expenses	$46,042	51,642	52,214	54,201	51,942

Net interest income	34,704	35,766	39,101	37,008	39,459
Non-interest income	22,913	24,199	27,035	26,271	28,257

Total revenues	$57,617	59,965	66,136	63,279	67,716

Non-GAAP core operating efficiency ratio	79.91%	86.12%	78.95%	85.65%	76.71%

Reconciliation of return on average assets and average equity to return on average tangible assets and average tangible equity

	For the Three Months Ended
($ in thousands)	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2009
Net loss from bank operations business segment	$(16,370)	(41,243)	(17,669)	(39,870)	(17,129)

Average total assets	4,510,048	4,488,677	4,504,217	4,559,964	4,684,506
Average goodwill and core deposit intangibles	(14,411)	(14,718)	(15,028)	(15,353)	(15,652)

Average tangible assets	4,495,637	4,473,959	4,489,189	4,544,611	4,668,854

Average equity	290,307	331,957	351,241	368,472	382,027
Average goodwill and core deposit intangibles	(14,411)	(14,718)	(15,028)	(15,353)	(15,652)
Other comprehensive loss	6,239	2,743	2,499	3,453	845

Average tangible equity	$282,135	319,982	338,712	356,572	367,220
Return on average assets from continuing operations	-1.45%	-3.68%	-1.57%	-3.50%	-1.46%

Return on average tangible assets from continuing operations - Non-GAAP	-1.46%	-3.69%	-1.57%	-3.51%	-1.47%

Return on average equity from continuing operations	-22.56%	-49.70%	-20.12%	-43.28%	-17.93%

Return on average tangible equity from continuing operations - Non-GAAP	-23.21%	-51.56%	-20.87%	-44.73%	-18.66%

Reconciliation of equity to total tangible capital; Total assets to total tangible assets; The calculation of tangible capital to tangible assets

	As of
($ in thousands)	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2009
Equity	$270,068	287,106	331,617	350,435	368,182
Goodwill and core deposit intangibles	(14,260)	(14,569)	(14,877)	(15,186)	(15,494)

Total tangible capital	255,808	272,537	316,740	335,249	352,688

Total assets	4,424,566	4,469,168	4,485,476	4,611,282	4,688,001
Goodwill and core deposit intangibles	(14,260)	(14,569)	(14,877)	(15,186)	(15,494)

Total tangible assets	$4,410,306	$4,454,599	$4,470,599	$4,596,096	$4,672,507

Non-GAAP tangible capital to tangible assets	5.80%	6.12%	7.08%	7.29%	7.55%

Reconciliation of total deposits to core deposits

	As of
(in thousands)	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2009
Total deposits	$4,006,332	3,893,014	3,837,641	3,988,258	4,047,440
Non-core deposits held for sale	(75,813)	(75,010)	(78,088)	—	—
Money market	(366,968)	(354,282)	(386,091)	(397,313)	(361,877)
Certificates of deposit	(609,538)	(616,454)	(601,956)	(749,948)	(840,017)

Core deposits	2,954,013	2,847,268	2,771,506	2,840,997	2,845,546

14

Parent Company Business Segment

Condensed Statements of Operations (unaudited)

	For the Three Months Ended
(in thousands)	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
Net interest expense	$(3,695)	(3,716)	(3,792)	(3,579)	(3,485)
Provsion (recovery) for loan losses	(20)	498	1,398	4,919	(1,279)

Net interest income after provision for loan losses	(3,675)	(4,214)	(5,190)	(8,498)	(2,206)

Non-interest income
Income from unconsolidated subsidiaries	381	335	293	237	189
Securities activities, net	—	—	(9)	3	6
Other	209	431	292	271	263

Non-interest income	590	766	576	511	458

Non-interest expense
Employee compensation and benefits	527	(160)	1,074	901	1,004
Advertising and business promotion	26	56	109	118	10
Professional fees	378	881	1,267	604	322
(Gain)/loss on sale of real estate	(175)	—	—	610	—
Impairment of real estate owned	2,347	—	66	700	—
Other	329	328	385	460	308

Non-interest expense	3,432	1,105	2,901	3,393	1,644

Loss from parent company activities before income taxes	(6,517)	(4,553)	(7,515)	(11,380)	(3,392)
Provision (benefit) for income taxes	—	—	—	—	—

Net loss from parent company business segment	$(6,517)	(4,553)	(7,515)	(11,380)	(3,392)

Parent Company Business Segment

Condensed Statements of Financial Condition - Unaudited

	As of
(in thousands)	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
ASSETS
Cash	$13,112	12,226	12,240	8,395	5,135
Securities	1,508	1,507	1,508	1,508	1,506
Investment in subsidiaries	291,616	313,319	359,368	379,776	413,759
Investment in unconsolidated subsidiaries	10,742	10,361	10,027	9,733	9,496
Other assets	882	945	1,635	2,430	2,329

Total assets	$317,860	338,358	384,778	401,842	432,225

LIABILITIES AND STOCKHOLDERS’ EQUITY
Subordinated debentures and notes payable	$325,974	322,385	318,802	315,160	311,707
Other liabilities	1,123	1,687	2,314	9,632	1,288

Total liabilities	327,097	324,072	321,116	324,792	312,995

Stockholders’ equity	(9,237)	14,286	63,662	77,050	119,230

Total liabilities and stockholders’ equity	$317,860	338,358	384,778	401,842	432,225

Parent Company Business Segment

Allowance for Loan Loss and Credit Quality

Parent Company and Work-out Subsidiary

(in thousands)	For the Three Months Ended
	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
Allowance for Loan Losses
Beginning balance	$830	4,187	7,227	8,049	13,630
Net charge-offs	4	(3,741)	(4,438)	(5,741)	(4,302)
Transfer to held for sale	—	(114)	—	—	—
Provision (recovery) for loan losses	(20)	498	1,398	4,919	(1,279)

Ending balance	$814	830	4,187	7,227	8,049

	As of
	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
Credit Quality
Total Loans - gross	$14,058	17,300	22,793	27,319	38,363

Nonaccrual loans	$11,360	14,508	19,916	24,358	35,326
Specific reserves	(814)	(830)	(4,187)	(7,227)	(8,049)

Nonaccrual loans, net	$10,546	13,678	15,729	17,131	27,277
Real estate owned	8,835	10,160	9,766	9,832	10,532

Total nonperforming assets	$19,381	23,838	25,495	26,963	37,809

15